UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2015

Frontier Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11001	06-0619596
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 614-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 4, 2015, Frontier Communications Corporation (“Frontier”) announced that it has priced its previously announced registered offerings of $750 million of common stock, par value $0.25 per share, at a public offering price of $5.00 per share, and $1.750 billion of 11.125% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”), at a public offering price of $100.00 per share. Pursuant to the offerings, Frontier has granted the underwriters a 30-day option to purchase from Frontier up to an additional 15,000,000 shares of common stock and up to an additional 1,750,000 shares of Mandatory Convertible Preferred Stock, in each case at the public offering price per share. The offerings are expected to close on or about June 10, 2015, subject to customary closing conditions. A copy of Frontier’s press release issued on June 4, 2015 announcing the pricing of its registered offerings is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Frontier Communications Corporation released on June 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: June 4, 2015	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release of Frontier Communications Corporation released on June 4, 2015.